Exhibit 99.1

For More Information:

BRILLIANT DIGITAL ENTERTAINMENT         COFFIN COMMUNICATIONS GROUP
6355 Topanga Canyon Blvd, Ste. 513      15300 Ventura Blvd., Suite 303
Woodland Hills CA 91367                 Sherman Oaks, CA 91403
(818) 346-3653                          (818) 789-0100
CONTACT:  Mark Dyne                     CONTACT:  Bryan G. Crane
          Chairman and CEO                        Partner
          Michael Ozen
          Chief Financial Officer

For Immediate Release:
May 13, 1997

                       BRILLIANT DIGITAL ENTERTAINMENT
                     RELEASES FIRST QUARTER 1997 RESULTS


LOS ANGELES, CALIFORNIA, MAY 13, 1997....BRILLIANT DIGITAL ENTERTAINMENT
INC., (AMEX:BDE) today announced the results for the quarter ended March 31, 1997.

Revenues for the quarter ended March 31, 1997 were $74,000 compared with $584,000 for the quarter ended March 31, 1996. Net loss for the quarter ended March 31, 1997 was $996,000, or $0.14 per share, compared to net income of $173,000, or $0.04 per share for the comparable quarter in 1996. The results for the quarter ended March 31, 1996 are prior to the formation of the group's parent company, the acquisition of Sega Australia New Developments ("SAND"), and the change in the group's focus. The results for the quarter ended March 31, 1996 are therefore not comparable to those for the quarter ended March 31, 1997.

The loss in the three months ended March 31, 1997 resulted primarily from an increase in operating expenses and development costs, and a reduction in revenues from traditional children's CD-ROM products as the Company focused its efforts on development of its new generation of three dimensional digitally created entertainment, and expanded in anticipation of growth.

"We are pleased with our progress to date," said Chairman Mark Dyne. "'Cyberswine', our first Multipath Movie, is fully laid up and is now in final Beta stage. 'Gravity Angels' is in production as well as the first title in our Multipath Movie for kids series. 'Amzor', our fourth Multipath Movie, is currently in development."

Chairman Dyne went on to say, "We're also in production on the first title in the StoryTeller Series, 'The Halloween Party', which is part of our deal with Bantam Doubleday Dell Books For Young Readers. Two additional titles are now in development."

Dyne also noted that Brilliant has completed its new state-of-the-art production studio in Sydney, Australia and has occupied the new space.

Brilliant was formed in July, 1996, and combines the business of Brilliant Interactive Ideas, Pty. Ltd ("BII Australia"), an entertainment software developer and producer, and the technology of SAND, a research and development operation for leading edge software tools, acquired by the Company in September, 1996. SAND was responsible for developing the Company's suite of proprietary software tools and production process.

The Company's historical operations reflect only the operations of BII Australia and are not necessarily indicative of future results. Since its founding in September 1993, BII Australia has developed and sold interactive education and entertainment CD-ROM titles primarily for children. With the acquisition of SAND, the nature and focus of the Company's business has changed significantly.

Brilliant Digital Entertainment is the production and development studio responsible for the creation of Multipath Movies, a new generation of digital entertainment to be distributed over the Internet, on CD-ROM, as television programming, and for home video. Multipath Movies utilize proprietary, technologically advanced software tools to produce three-dimensional, digitally animated stories, each with hundreds of plot alternatives, or paths, that lead to multiple distinct conclusions that are influenced by the user. Brilliant has previously announced a strategic alliance with Packard Bell NEC to distribute its Multipath Movies over the Internet's World Wide Web and has acquired the exclusive worldwide interactive rights from Bantam Doubleday Dell Books For Young Readers for the successful Choose Your Own Nightmare and Choose Your Own Adventure series of interactive books.

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. Potential risks and uncertainties include without limitation the market acceptance of Multipath Movies, the ability of the Company to introduce and successfully market its initial release and additional Multipath Movies on a timely basis, the ability of the Company to derive benefits expected from its strategic relationships, and the effect of competitive products on the market for Multipath Movies. Further information on potential factors that could affect the company's financial results are included in the Company's Form 10-KSB previously filed with the SEC and will be included in the Company's Form 10-QSB for its 1997 first quarter to be filed with the SEC.

                    BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEET
                               (in thousands)

                                                     March 31,
                                                       1997
                                                     --------
ASSETS
Current assets:
 Cash and cash equivalents. . . . .                   $6,841
  Accounts receivable, net. . . . .                       80
  Accounts receivable from related
    parties . . . . . . . . . . . .                       28
  Other assets. . . . . . . . . . .                      174
                                                     --------
Total current assets. . . . . . . .                    7,123
Property, plant and equipment, net.                      401
Other assets. . . . . . . . . . . .                      282
                                                     --------
Total assets. . . . . . . . . . . .                   $7,806
                                                     ========
Liabilities and stockholders' equity
Current liabilities:
  Accounts payable and accrued expenses               $1,134
  Deferred revenue. . . . . . . . .                      233
  Notes payable, related party. . .                       82
                                                     --------
Total current liabilities . . . . .                    1,449
Stockholders' equity:
  Common Stock. . . . . . . . . . .                        7
  Additional paid-in capital. . . .                   11,320
  Accumulated deficit . . . . . . .                   (4,951)
  Cumulative translation adjustment                      (19)
                                                     --------
Total stockholders' equity. . . . .                    6,357
                                                     --------
Total liabilities and stockholders' equity            $7,806
                                                     ========

                    BRILLIANT DIGITAL ENTERTAINMENT, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share data)

                                     3 mos ended       3 mos ended
                                        3/31/97           3/31/96
                                      (unaudited)       (unaudited)
                                        ---------        --------
Revenue:
 Total revenues . . . . . . . . . .   $     74           $    584
                                      ---------          --------

Cost of revenues and expenses:
Cost of revenues. . . . . . . . . .          8                136
Sales & marketing . . . . . . . . .         63                 37
General and administrative. . . . .        540                105
Research and development. . . . . .        489                 99
Depreciation. . . . . . . . . . . .         51                 26
                                      ---------          --------

Total cost of revenues and
  expenses. . . . . . . . . . . . .      1,151                403
                                      ---------          --------

Income (loss) from operations . . .      (1,077)              181

OTHER INCOME (EXPENSE):
Gain (loss) on foreign exchange . .        (10)                 3
Interest income (expense), net. . .         92                (11)
                                      ---------          --------

  Total other income (expense). . .         82                 (8)
                                      ---------          --------

Income (loss) before
   income taxes . . . . . . . . . .       (995)               173
Provision for income taxes. . . . .         (1)                --
                                      ---------          --------

NET INCOME (LOSS) . . . . . . . . .   $   (996)          $    173
                                      =========          ========

NET INCOME (LOSS) PER SHARE . . . .   $  (0.14)          $   0.04
                                      =========          ========

Common shares used in computing
income (loss) per share . . . . . .     7,200               4,557
                                      =========          ========